SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 10, 2009

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On August 10, 2009, Regency Centers Corporation issued a press release announcing that its operating partnership, Regency Centers, L.P., had commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its notes set forth below (collectively, the “Notes”):

Title of Notes, CUSIP No.	Principal Amount Outstanding		Purchase Price(1)
8.45% Notes due 2010 CUSIP No. 75884R AF 0 8.00% Notes due 2010 CUSIP No. 75884R AG 8 7.95% Notes due 2011 CUSIP No. 75884R AH 6 7.25% Notes due 2011 CUSIP No. 75884R AJ 2	$ $ $ $	150,000,000 10,000,000 220,000,000 20,000,000	$ $ $ $	1,035 1,035 1,035 1,035
(1)Per $1,000 principal amount of Notes accepted or purchase.

The aggregate principal amount outstanding of Notes subject to the Tender Offer is $400,000,000.

The terms of the Tender Offer includes consideration payable of $1,035 per $1,000 principal amount of such Notes that are validly tendered and accepted for purchase, plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer. The Tender Offer will expire at 5:00 p.m., New York City time, on Monday, August 17, 2009, unless such Offer is extended or earlier terminated (such time, as it may be extended or earlier terminated, the “Expiration Time”). The Payment Date is expected to be Tuesday, August 18, 2009, the first business day following the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time. Regency Centers, L.P. expects to purchase the Notes utilizing available cash and borrowings under existing lines of credit.

A copy of the press release issued by Regency Centers Corporation on August 10, 2009 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1: Press release issued by Regency Centers Corporation on August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

August 10, 2009	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President Finance and Principal Accounting Officer

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